Exhibit 99.2
Levi Strauss & Co. First Quarter 2008 Presented by: Hans Ploos van Amstel Chief Financial Officer April 8, 2008 This presentation should be read in conjunction with Levi Strauss & Co.'s annual report on Form 10-K for the fiscal year ended November 25, 2007 and quarterly report on Form 10-Q for the three-month period ended February 24, 2008.

Net revenue up, helped by currency. Operating income reflects lower benefit plan curtailment gain. Continued solid gross and operating margins. Net income reflects lower interest and tax rate. 1 LS&CO. Q1 2008 - Income Statement Overview

2 LS&CO. Q1 2008 - Regional Overview Americas net revenue reflects weak Signature brand performance, early U.S. shipments. Europe delivering solid growth, helped by currency. Asia Pacific growth from emerging markets, helped by currency. Corporate cost primarily reflects lower curtailment gain.

3 LS&CO. Q1 2008 - Cash Flow Overview Operating activities: Timing of sales and investments in growth. Investing activities: Retail network and SAP. Financing activities: $18mm long-term debt reduction.

4 Key Conclusions Solid start in challenging retail environment. Strong margins and cash flow allow debt reduction and dividend. Increasing economic uncertainty signals challenging year. Focus on delivering strong operating margins and cash flow in 2008.